   As filed with the Securities and Exchange Commission on November 13, 2001
                                                      Registration No. 333-70208
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             PEREGRINE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ------------------

              DELAWARE                                    95-3773312
    (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                            3611 VALLEY CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 481-5000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

                                 ERIC P. DELLER
                       VICE PRESIDENT AND GENERAL COUNSEL
                             PEREGRINE SYSTEMS, INC.
                            3611 VALLEY CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 481-5000
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ------------------

                                   COPIES TO:
                                DOUGLAS H. COLLOM
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                               ------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


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         On September 26, 2001, Peregrine Systems, Inc. (the "Company") filed its Registration Statement on Form S-3 (File No. 333-70208), covering 190,923 shares of the Company's Common Stock to be sold by certain stockholders of the Company. On October 12, 2001, the Securities and Exchange Commission (the "Commission") declared the Registration Statement effective, and the Company filed its final form and prospectus with the Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Securities Act").

         The Registration Statement was filed in order to register shares of the Company's Common Stock issued to the former shareholders of eRevenue, Inc. ("eRevenue"), which was acquired by the Company pursuant to the Agreement and Plan of Reorganization, dated August 15, 2001, by and among the Company, eRevenue and a wholly-owned subsidiary of the Company. To date, the selling stockholders have resold 27,696 of the 190,923 shares registered under the Registration Statement.

         The Company respectfully requests that the Commission withdraw the Company's Registration Statement on Form S-3. The Company is requesting withdrawal of the Registration Statement because, pursuant to the terms of the Declaration of Registration Rights between the Company, eRevenue and a wholly-owned subsidiary of the Company, the Company's obligations to maintain the effectiveness of the Registration Statement under the Declaration of Registration Rights expired on November 12, 2001.

         Accordingly, the Company hereby de-registers the 163,227 shares of its Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 13th day of November, 2001.


                                       PEREGRINE SYSTEMS, INC.


                                       BY:     /S/ MATTHEW C. GLESS
                                          -------------------------------------
                                                    Matthew C. Gless
                                              EXECUTIVE VICE PRESIDENT AND
                                                CHIEF FINANCIAL OFFICER

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                      TITLE                                    DATE
------------------------------------      --------------------------------------------           ------------------
  /S/*STEPHEN P. GARDNER                  Chief Executive Officer (Principal Executive           November 13, 2001
------------------------------------      Officer) and Chairman of the Board of
         Stephen P. Gardner               Directors

  /S/ MATTHEW C. GLESS                    Executive Vice President, Chief Financial              November 13, 2001
------------------------------------      Officer (Principal Financial and Accounting
         Matthew C. Gless                 Officer) and Director

  /S/*JOHN J. MOORES                      Director                                               November 13, 2001
------------------------------------
         John J. Moores

  /S/*CHRISTOPHER A. COLE                 Director                                               November 13, 2001
------------------------------------
        Christopher A. Cole

  /S/*CHARLES E. NOELL, III               Director                                               November 13, 2001
------------------------------------
         Charles E. Noell, III

 /S/*THOMAS G. WATROUS, SR.               Director                                               November 13, 2001
------------------------------------
         Thomas G. Watrous, Sr.

  /S/*WILLIAM D. SAVOY                    Director                                               November 13, 2001
------------------------------------
         William D. Savoy

  /S/*WILLIAM B. RICHARDSON               Director                                               November 13, 2001
------------------------------------
         William B. Richardson

  /S/*BARRY M. ARIKO                      Director                                               November 13, 2001
------------------------------------
         Barry M. Ariko

  /S/*RODNEY F. DAMMEYER                  Director                                               November 13, 2001
------------------------------------
         Rodney F. Dammeyer

  /S/  LARRY GARLICK                      Director                                               November 13, 2001
------------------------------------
         Larry Garlick

*BY:  /S/ MATTHEW C. GLESS
     -------------------------------
        Matthew C. Gless
         ATTORNEY-IN-FACT